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Exhibit 23.1

Consent of Independent Accountants

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-33933, No. 33-35259, No. 33-38521, No. 33-76358, No. 33-51232, No. 33-69496, No. 333-15737, No. 333-40031, No. 333-69467, and No. 333-81035) and the Registration Statements on Form S-3 (No. 33-57512, No. 333-15741, No. 333-40043, No. 333-69469, No. 333-93285, No. 333-93289 and No. 333-50192) of Lattice Semiconductor Corporation and subsidiaries of our report dated January 18, 2001 relating to the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 18, 2001 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Portland, Oregon
March 21, 2001

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Consent of Independent Accountants